GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES ACQUISITION OF INDUSTRIAL AUTOMATION AND CONTROL DISTRIBUTOR

- Motion Industries Acquires Braas Company -

Atlanta, Georgia, October 5, 2016 – Genuine Parts Company (NYSE: GPC) announced today that Motion Industries, the Company’s Industrial Parts Group, has acquired Braas Company.

Braas Company is a leading multi-regional distributor of products and services for industrial automation and control, specializing in pneumatics, motion control, industrial networking, machine safety, robotics and related industrial parts. Founded in 1961, Braas Company is based in Eden Prairie, Minnesota, and serves thousands of customers throughout the Midwest and Southeastern United States from a network of five sales offices and three warehouses. The addition of Braas Company is expected to generate annual revenues of approximately $90 million.

Paul Donahue, President and Chief Executive Officer of Genuine Parts Company, stated, “Braas Company is a well-established distributor of products and services in the industrial automation and control categories. The growth prospects for this segment of the industrial marketplace are compelling, and the addition of such a well-positioned business serves to substantially enhance our automation capabilities. We are pleased to welcome the Braas Company team to the Motion Industries and GPC family, and we look forward to their future contributions to our collective success.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in general economic conditions, including, unemployment, inflation or deflation; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts
Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628